Exhibit 10.9

                               BUSINESS PARTNER
                                    digital
                             Value Added Reseller



                            Distributor Authorized
                             VALUE ADDED RESELLER
                                   Agreement



                                    between



                        Data Research Associates, Inc.
                              1276 N. Warson Road
                              St. Louis, MO 63132



                                      and



                          Hall-Mark Computer Products




ATTACHMENTS TO THIS DISTRIBUTOR AUTHORIZED VALUE ADDED RESELLER  AGREEMENT:


                  [X] DISTRIBUTOR AUTHORIZED VAR Business Plan
                  [X] BUSINESS PLAN SUPPLEMENT
                  [X] VAR Software License Terms
                  [ ] Other:  _________________
                   Commencement Date:  ____________

DISTRIBUTOR AUTHORIZED VALUE ADDED RESELLER
APPLICATION/BUSINESS PLAN


                           INSTRUCTIONS AND OVERVIEW


The objective of the Business Plan is to clearly define and establish the manner in which you shall remarket DIGITAL Products and your Added Value. DIGITAL recognizes four (4) VAR authorization categories. Each of these is described in greater detail below. Please review each category, AND indicate by "checking" the box(es) provided for the categories for which you qualify. You must also submit a completed Business Plan which demonstrates your qualifications to remarket in accordance with the following General Requirements which are applicable to all orders. Please ensure you understand Digital certifies Distributor VARs by location. If you intend to sell products outside of your approved sales territory, you must submit a separate detailed, location specific plan showing how you will support the customers.


 This application/business plan consists of several parts:
o Part I:    VAR General Guidelines and Authorization Category(ies)
o Part II:   Company Profile
o Part III:  Added Value Plan
o Part IV:   Sales and Marketing Information
o Part V:    Business Plan
o Part VI:   Signatures

VAR NAME:            Data Research Associates, Inc.


SPONSORING DISTRIBUTOR

DISTRIBUTOR NAME:    Hall-Mark Computer Products

DISTRIBUTOR BRANCH:  St. Louis, Missouri

BUSINESS ADDRESS:    3783 Rider Trail South

CITY:    Earth City                STATE:    Missouri            ZIP:    63045

PHONE  (314)770-6415                    FAX  (314)770-6464

DISTRIBUTOR CONTACT NAME:  Sheryl Williams      TITLE:  Account Representative

PART I.    GENERAL REQUIREMENTS

GENERAL REQUIREMENTS:
VARs shall only remarket Products with the added value specified in the Business Plan (Added Value) to end-user customers who do not intend to further remarket such products, and whose primary reason to purchase such products is to acquire VAR's Added Value. Added Value consists of both BASIC and SOLUTION ADDED VALUE.

BASIC ADDED VALUE requires that VAR must on each end-user order and generally:
(a) sell primarily on a face-to-face basis with full ownership for the sales cycle and not employ telesales or mail-order as a primary business model for selling DIGITAL Products; (b) provide technical pre-sales support; (c) coordinate installation of the solution; (d) provide all the necessary ongoing support relative to Solution Added Value; (e) use sales and support employees and resources which meet DIGITAL's VAR Accreditation Guidelines.

SOLUTION ADDED VALUE requires that VAR must on each order, except as provided below, provide software and/or consulting/integration services in accordance with the VAR Authorization categories for which it qualifies. Solution Added Value must be at least 30% of the total value of all products and services provided to the end-user. If Solution Added Value is primarily in the form of software, it must represent a significant functional enhancement to DIGITAL Products included in the system. Software must address a major application need of the end user. Sale of the system must depend on the VAR's specialized knowledge of the customer and their needs and the successful use of the system must depend on the ongoing support from the VAR for their distinctive Solution Added Value.

SOLUTION ADDED VALUE is not required on end-user orders:
      a) which are add-ons or upgrades to a system for which the VAR previously sold its Solution Added Value and,
      b) if the VAR has provided and continues to provide ongoing support on the initial system and,
      c) if the add-on/upgrade is added within two years of the initial system sale.

Each VAR category is only eligible to sell specific products as defined in DIGITAL's VAR Accreditation Guidelines.

Authorization Category       SOLUTION ADDED VALUE
(Check one category below)

[X]  Application VAR            Provides Solution Added Value, which is
                                primarily in the form of software, to solve a major application requirement. VAR owns all rights to all forms and revisions of the software, or VAR must have the right to distribute and sublicense. Software must be approved by DIGITAL as per the Business Plan.

Systems Business Unit Value Added Reseller Agreement

                                                    Revision Date 22-JUNE 1995
[ ]  Solution Integrator VAR    Provides Solution Added Value, which is
                                primarily in the form of services, to
                                implement large, complex, multivendor systems, networks and/or customized applications.
                                Services may also include migrating end user customers from proprietary or competitive platforms to DIGITAL's Alpha systems.

[ ]  Network VAR                Provides Solution Added Value, primarily in
                                the form of services, to implement LANs
                                involving multiple platform Network Operating
                                Systems, such as DIGITAL, Novell, Banyan,
                                Windows NT and UNIX, and/or Network
                                Applications, including complete Internet connectivity and utilization.

[ ]  Software VAR               Provides Solution Added Value to implement
                                solutions using authorized DIGITAL Software
                                Products.

[ ]  Project Reseller           Incorporated into or sold as part of a
                                specific Project/Program time -limited
                                opportunity. Added value may include systems integration, professional services and consulting, Prime Contractor responsibilities
                                (i.e., assuming total project responsibility), facilities/systems management, multi-vendor expertise, etc.



PART  II.   COMPANY  PROFILE

1.  Company Name:          Data Research Associates, Inc.

2.  Headquarters Address:  1276 N. Warson Road        Phone:   (314)432-1100
                           St. Louis, MO 63132        FAX:     (314)993-8927
                                                      Internet:  don@dra.com

3.  Key Contacts:
    Primary Contact:       Michael J. Mellinger       Phone:   (314)432-1100
                                                      FAX:     (314)993-8927

    President or CEO:      Michael J. Mellinger       Phone:   (314)432-1100
                                                      FAX:     (314)993-8927

    Vice President/CFO:    Katharine Biggs            Phone:   (314)432-1100
                                                      FAX:     (314)993-8927



Systems Business Unit Value Added Reseller Agreement

                                                    Revision Date 22-JUNE 1995
    Vice-President         Joe Bonwich                Phone:   (314)432-1100
    (Service/Mktg.)                                   FAX:     (314)993-8927

    Vice-President         Tom Rafferty               Phone:   (314)432-1100
    (Technical)                                       FAX:     (314)993-8927

    Purchasing:            Jim Brown                  Phone:   (314)432-1100
                                                      FAX:     (314)993-8927

If available provide the Company's Internet Home Page address:  www.dra.com

4.  Year Established:  1975    Years in computer business:  21
    Privately Held Company?     Yes [ ]    No [X]

    Are you a division/subsidiary/parent company ?  [X ] Yes   [ ] No
    If yes, please attach corporate organizational charts or describe the relationship.

      Data Research Associates, Inc. is the parent company of the following subsidiaries:

         DRA Information, Inc.
         Data Research International Australasia Pty. Ltd.
         Data Research International (SEA) Pte. Ltd.
         MultiLIS Europe S.A.

    Have you operated under this company name for three (3) years or less?
    Yes [  ]   No [X]	  If YES, write the former company name and address.

5.A. Current number of employees by function. (If more than one location is seeking authorization, provide employee breakdown by location on a separate sheet, as well as the address and phone number for each location.

    o Outside Sales >  13                 o Inside sales >  6
    o Technical support/software >  20    o Software application support >  50
    o Technical support/hardware >  10    o Sales support/marketing >  20
    o Network engineers >  8              o Executive staff/Admin/Other >  25


  B. 1)  Annual Sales Revenue of your Company:
            Last Fiscal Year  $ 34.9          Projected This Year  $38.5

     2)  Percentage of your total annual sales to:
           o large companies (>$100 m annual revenue):               90%
           o small & medium enterprises (<$100 m annual revenue):    10%




Systems Business Unit Value Added Reseller Agreement

                                                    Revision Date 22-JUNE 1995
     3)  How are your revenues generated? (Show %'s or $, please indicate which)
                                        Last Fiscal             Projected This
                                           Year                      Year
     Hardware sales_______________________  35%                       35%
     Internally developed hardware________   0                         0
     Internally developed software sales__  35                        35
     Externally acquired software sales___   0                         0
     Support services_____________________  10                        10
     Consulting services__________________  10                        10
     Training_____________________________  10                        10
     Other________________________________
                   TOTAL                   100%                      100%

6. Describe your primary business (if necessary, use a separate piece of paper):

    Libraries have long served as the focal point for information access in our society. With the accelerating availability of electronic information, libraries have found cause to expand their fundamental roles. Rather than simply serving as repositories for information, modern libraries are using technology to become gateways to the vast body of information that is retrievable using electronic networks.

    Data Research Associates, Inc., founded in 1975, has aided this evolution by providing automated tools that improve efficiency in traditional library activities and allow library users to tap into the electronic resources of the Information Age. The Company sells a fully integrated collection of software modules to automate all functions performed in a library; Digital Equipment Corporation computers, which provide predictable, economical growth path for DRA customers; and a full range of support services.

    DRA's products and networking services are adaptable for use in academic, public, school and special libraries ranging from single libraries to large multi-branch systems and consortia. DRA currently has a customer base of more than 2000 individual libraries in the United States, Canada, Europe and the Pacific Rim.

    Four Important Growth Areas:

    1)  Academic                     2)  Research Libraries
    3)  Public Libraries             4)  School Libraries

    Data Research Associates is also a commercial Internet Service Provider.



7. Please list the product or service name(s) you support on DIGITAL products (attach a list of your Trademarks if applicable):
    DRA Classic____________________________________________________________
    DRA/MultiLIS___________________________________________________________
    DRA/Inlex______________________________________________________________

8. A.  Do you have an existing relationship with Digital Equipment Corp
         __X___ YES      ______NO
       If yes, is it a Direct agreement with Digital or through a Distributor?
         Digital__X___   If a Distributor, which one? _______________

       Agreement #  _________        Agreement Effective Date:  _________

       Agreement Type   _X_  VAR   ___ ISV   ___ Sys Int   ___ TOEM
            ___ Distributor VAR

   B. List existing business relationships with other computer companies. Include the company and the type of relationship (i.e. OEM,VAR Dealer, Integrator) and your product authorization

       Company                 Relationship              Product Authorization

       Oracle                  VAR
       Dymaxion                Distributor
       Ross Systems, Inc.      VAR
       ISSI                    VAR
       3M                      Distributor












9.  If your Value Add is Software Products, please answer the following:

    A. Is the value add software currently developed and marketed?
       _X_  Yes     ___  No
       (Attach a Data sheet or Brochure on the product)

       Date of first installation:  1975   Total number of Installations:  650

    B. Was software written and developed by you?    _X_  Yes   ___  No
       If no, please fully complete section Part II.2.

PART III.  ADDED VALUE/PRODUCT DESCRIPTION

1.  Added Value (include product name if appropriate)

    Describe how your Added Value in this VAR authorization category  meets
    the requirements specified for Solution Added Value in Part I. 	(Use
    separate sheets if more space is needed.)



Systems Business Unit Value Added Reseller Agreement

                                                    Revision Date 22-JUNE 1995
    o If your Added Value consists of a software application solution, please also include the following:
        o Define the purpose, use, source, and functionality of the application
        o Include the minimum number of modules to be included with each sale (if applicable).
        o The List Price of the application (of each module, if applicable) and the trade name of the software.
        o Other services always sold in conjunction with your application such as training and software support

    o If your Added Value is Solutions Integration or Network VAR, attach a description of the minimum amount of integration done, with some guidelines on the more extensive integration. This description must meet the requirements outlined in DIGITAL's VAR Accreditation Guidelines.

    o If this is a Project Opportunity provide the following information:
        o On what basis will this project been awarded.  Please be specific.
        o List the name and address of the end-user Customer for which this project will apply.
        o Is this opportunity in support of the end-user Customer's minority procurement program goals?
        o Describe the project or prime contract you expect to be awarded
        o Project Period. List the term of the project for which this Resale Project Plan applies.
            NOTE: This Agreement will expire on the End Date.

    DRA's application is completely designed, coded and supported in-house. The application is integrated to automate nearly all aspects of a library. The application consists of several modules which can be installed individually or integrated. Software systems can range from $10,000 to $500,000 depending on the number of users. DRA employees over 200 professionals worldwide to design, create, install and maintain the solution. DRA takes complete responsibility for delivering a turnkey solution to our customers, including system and network integration. Over two thirds of DRA's revenues come from licenses and services.

2.  Third Party Products Sold with or as part of your added value.
    Indicate the name, source and purpose of any third party (non-DIGITAL) software and hardware acquired by you, or which you have acquired rights to remarket. Note: For source, describe by whom it was developed, from whom you acquired rights. Please provide a certification of your right to remarket

    Product Name               Source                         Purpose
    ____________________       __________________      _______________________
    ____________________       __________________      _______________________
    ____________________       __________________      _______________________

3. Customer References: Please provide three customer testimonial reference letters per VAR category. List the references below. ( For each, give the following information and comments on the value add software or services provided.)

Company Name: ______________________     Company Name: ______________________
Address:      ______________________     Address:      ______________________
Contact Name: ______________________     Contact Name: ______________________
Phone:        ______________________     Phone:        ______________________
Comments:     ______________________     Comments:     ______________________

Company Name: ______________________     Company Name: ______________________
Address:      ______________________     Address:      ______________________
Contact Name: ______________________     Contact Name: ______________________
Phone:        ______________________     Phone:        ______________________
Comments:     ______________________     Comments:     ______________________




PART IV.  SALES AND MARKETING INFORMATION

1.  Information on Markets and Added Value Installations -      Identify the
    industry and the computer applications where your added value products and services will be promoted and sold:

                                                 NUMBER OF INSTALLATIONS
                                       LAST Fiscal Year      PROJECTED THIS FY
MARKET/INDUSTRY     APPLICATIONS      #Digital   #Other      #Digital   #Other

Aerospace_____________________________________________________________________

Automotive____________________________________________________________________

Business & Professional Svcs__________________________________________________

Construction__________________________________________________________________

Education________________________________225_______100__________250_______100_

Federal Government, Civilian__________________________________________________

Federal Government, Defense___________________________________________________

Financial Services____________________________________________________________

Health Care & Medical Insur.__________________________________________________

Hotel & Entertainment_________________________________________________________


Systems Business Unit Value Added Reseller Agreement

                                                    Revision Date 22-JUNE 1995
Manufacturing_________________________________________________________________

Printing & Publishing_________________________________________________________

Process Manufacturing_________________________________________________________

Retail & Distribution_________________________________________________________

State and Local Government_______________225_______100__________250_______100_

Telecommunication & Utilities_________________________________________________

Transportation Services_______________________________________________________

Other:________________________________________________________________________

2.  Application Availability on DIGITAL Platform(s): [Check all that apply]
    Hardware          [X] Alpha      [X] VAX      [X] PC
    Software          [X] OSF        [X] OpenVMS  [X]  DOS      [X] NT
    Interfaces        [] Motif       [] X.11       [] VWS
    Other (Please specify) Windows 95_________________________________

3.  Other Platforms -
    A. What hardware platforms (other than DIGITAL) does your Product function on ? [Check all that apply.]
   [ ] IBM    [X] HP    [ ] SUN    [ ] ATT/NCR    [ ] OTHER (Specify):________

    Operating Systems:
   [X] UNIX   [ ] VS    [ ] OS/2   [ ] MAC/OS     [ ] OTHER (Specify):________

    B. What hardware platforms (other than DIGITAL) do you remarket? [Check all that apply and list the specific systems you are authorized for.]
   [X] IBM    [X] HP    [X] SUN    [ ] ATT/NCR    [ ] OTHER (Specify):________

    Operating Systems:
   [X] UNIX   [ ] VS    [ ] OS/2   [ ] MAC/OS     [ ] OTHER (Specify):________

4.  Sales Coverage/Forecasted Volumes

    A. Geographic Scope
       List the locations within the U.S. in which you intend to remarket, also include your planned method of sales and number of sales and support resources for each location. (If information already provided in Part II.5.A, refer to that information)






Systems Business Unit Value Added Reseller Agreement

                                                    Revision Date 22-JUNE 1995
                             Number of Sales     Number of Technical Support
Sales      Type of     Total  Employed  Certified  Total   Employed  Certified
Territory  Sales Force Sales  by VAR    on Digital Support by VAR   on Digital
  (1)        2)       (3)    (4)       (5)        (6)     (7)      (8)
U.S.______ Direct_____ 10____ 10________ 0________ 20_____ 20______ 0________

__________ ___________ ______ __________ _________ _______ ________ _________

    (1) List the City/State/Country in which you expect to sell your Solution Added Value.
    (2) Describe the type of Sales force you intend to use, Direct, Sales Agents, Manufacturers Reps, etc.
    (3) Indicate the total number of Sales Reps in the Territory.
    (4) Indicate the number of Sales Reps in (3) above who are DIRECTLY employed by you.
    (5) Indicate the number of Sales Reps in the Territory who are dedicated and/or certified on DIGITAL Products.
    (6) Indicate the total number of Technical personnel in the Territory.
    (7) Indicate the number of Technical personnel in (6) above who are DIRECTLY employed by you.
    (8) Indicate the number of Technical personnel in the Territory who are dedicated and/or certified on DIGITAL Products.

B.  Supply Annual forecast information in both dollars and product mix.
    a. Dollar Forecasts: Indicate your total annual minimum dollar forecast of DIGITAL Products to be purchased for resale (at DIGITAL list price) over the next year:

       DIGITAL Products (including Software)    $________3M___ (US)

    b. Product Category Forecast: Using the total annual dollars forecast, provide the approximated number of units or percentage of each product category to be remarketed under this Agreement during the next year.
       Note: You shall only be authorized to remarket those product categories indicated in the Supplement to this Plan.

Enterprise Products (By Exception Only): __6__ # Units or  %
  VAX 10000     DEC 10000     VAX 9000     DEC 7000     VAX 85xx - 89xx
  VAX 7000      VAX 6000     AlphaServer 8400

Departmental Products: _____10_____       # Units or __________%
  Alpha Server 8200   AlphaServer 2100   VAX4000   DEC 4000   DEC 3000
  VAXServer Products

Workgroup Products: _____20_____       # Units or __________%
  AlphaServer 2000   AlphaServer 1000   AlphaServer 400


Systems Business Unit Value Added Reseller Agreement

                                                    Revision Date 22-JUNE 1995
Workstation Products: _____0_____       # Units or __________%
  AlphaStation 400   AlphaStation 250   AlphaStation 200

Software Products: _____300K_____       $ Volume or __________%


5.  Services and Support
    a. Do you plan to resell DIGITAL Services? [X] Yes [ ] No If Yes, please answer the following questions.
        DRA IS A GOLD KEY MANAGER.

    b.  Please identify your company's Service contact:
        Name:  Denise LePorin                   Title:  Service Administrator
        Address:  1276 N. Warson Road           Phone:  (314)432-1100

    c. Do you plan to sell services on equipment that requires any nonstandard service delivery requirements?
        [ ] Yes     [X] No      If Yes, please explain.

    d.  Shall you be selling DIGITAL Services on other vendor's equipment?
        [ ] Yes    [X] No
        If Yes, please complete the following:
      	         Vendor       Option           Present Service Provided


    e.  Do you maintain annual service agreements directly with your end-user
        customers?  [X] Yes     [ ] No
        Comments:  Digital Gold Key Manager

    f. Do you provide a central focus/resource to coordinate and administer service agreements?
        [X] Yes   [ ] No      Comments

    g. Do you screen and log calls for your end-user customers prior to calling DIGITAL for service?
        [X] Yes    [ ] No    Comments

    h. Do you maintain an end-user service database (i.e., information on hardware configuration, software licenses, service agreement numbers,
        etc.)?  [X] Yes   [ ] No      Comments


6. Describe the type of support and services that you shall provide to your end-user customers, AND indicate the source. (For each item, check all that apply):
                            DIGITAL      Self      Other
    hardware maintenance      [X]         []         [] ___________
    software maintenance      [X]         [X]        [] ___________
    call screening            []          [X]        [] ___________
    disaster recovery         [X]         []         [] ___________
    multivendor support       [X]         [X]        [] ___________
    system integration        [X]         [X]        [] ___________
    documentation             [X]         [X]        [] ___________
    consulting                [X]         [X]        [] ___________
    training                  [X]         [X]        [] ___________
    installation              [X]         [X]        [] ___________
    software updating         [X]         [X]        [] ___________
    warranty                  [X]         [X]        [] ___________

7.  OTHER

A. Do you plan to remarket DIGITAL Products or Services in conjunction with your Added Value to any of the following areas?
       *Yes     No   Potential high-risk industry:
        [ ]    [X]   Nuclear Power
        [ ]    [X]   Airspace Management and Products
        [ ]    [X]   Rail Transportation

    *NOTE: Because of the high-risk involved, if you answered YES to any of the above, DIGITAL may require additional information and special contracts. Please ask your account manager for assistance.

B.  Do you intend to purchase DIGITAL Tempest and/or Encryption Products?
    [ ]  Yes     [X]  No


V.  BUSINESS PLAN

Prior to receiving authorization to resell DIGITAL products, each reseller must develop and submit a detailed individualized business plan. The business plan must be approved by DIGITAL and will be incorporated into your Reseller application. The business plan should describe how you intend to market and support DIGITAL products, grow your DIGITAL business and invest marketing funds.


1. Executive Summary: (Provide a succinct summary of your business plan, type of business, market focus, and resource requirements, e.g. people and
funding.)   Describe how the addition of Digital Products to your company will impact your business.
DRA has been automating libraries for over 20 years. Our installed base includes over 650 systems worldwide. We will continue to grow by automating new customers, growing existing customers and acquiring competitors. DRA employs over 200 dedicated professionals. DRA is building on our leadership


Systems Business Unit Value Added Reseller Agreement

                                                    Revision Date 22-JUNE 1995
position by bringing a next generation client/server solution to market this year. The company is well funded and trades publicly (NASDAQ: DRAI).

2. Mission Statement: (Describe company's overall strategic direction, goals, and vision for the business.)
DRA's mission is to be the premier supplier of automation products and services for libraries and other information providers. We will provide maximum value to our customers by being an easy company with which to do business; by supplying the highest quality products and services; by offering superior customer support; and by delivering products that incorporate the best available technology.

We conduct our business with the highest regard for ethics, the rights of the individual, fairness to all groups and concern for the environment. We provide a workplace where employees can enjoy personal growth, equal opportunity and a share in the rewards of the company's success. By upholding these standards, we will provide consistent growth in value for our shareholders, our customers and ourselves.

3. Company's Product or Service: (Describe current and future product descriptions, specific value-added components, and what is your Company's competitive advantage in the market place.)
The DRA System is a comprehensive, fully integrated package of modular software applications designed for libraries of all sizes, ranging from single libraries to large, multi-branch library systems and consortia. The software runs primarily on Digital computers that use the OpenVMS operating system and has been specifically designed to gain full advantage of the processing power and the expansion and networking capabilities of OpenVMS. The DRA System is also designed to allow libraries to share the hardware and data while allowing an individual library to implement its own policies. Through the use of its DRA Net network, DRA provides libraries direct access to remote library catalogs and third-party databases, such as commercially prepared magazine indexes.
                                   Page 73
Definition of individual modules:

Cataloging and Authority Control

The entry and management of the database for information about the library materials (books, films, cassettes, etc.) is handled by the bibliographic database management software. The information about each book or other material is stored in full MARC format, which is a national and international standard. The bibliographic database management software allows librarians to create, edit, read and write bibliographic information in machine-readable forms. The DRA software allows libraries to connect to national databases that share participating library. The bibliographic database management software also facilitates authority control. This feature directs the individuals searching the database to the correct term to be used when locating materials.

Circulation

The circulation module handles all of the library's circulation activities, including registering borrowers, checking books in and out, renewing books and placing requests for specific titles. An innovative feature of the company's circulation software is the extensive, flexible, locally defined policy file that allows the library automatically to implement its own policies for library materials. In a multi-library system or consortium, each library can establish its own set of policies and still have the same computer. The Circulation module is integrated and thus can accommodate the differences of each library within the framework of a standardized program using industry-standard formats.

Public Access

DRA offers a wide range of products to facilitate the searching of the local library catalog, and remote databases. Industry practice generally labels any product that takes the place of manual card catalogs as an online Public Access Catalog. For searching a library's local catalog, DRA offers various user interface options designed to accommodate differing levels of user sophistication. Among DRA's public access products is the Information Gateway module, which offers access to materials and information available outside the physical confines of the library. These features include full-text delivery for journals; access to numerous databases via either DRA NET or direct loading on the local computer; creation of and access to a database that contains detailed listings of local events, social services and other programs; in commercially prepared citation indexes; and creation of and access to databases of photographs, illustrations and diagrams using
"imaging" technology for display on the computer screen. Because of the cost of imaging and the telecommunications required to support it, this product is typically configured on a stand-alone workstation so that the library can create a database of images for later incorporation into and access through their automation systems.

Acquisitions

The Acquisitions module is designed to handle the purchase of library materials. It aides librarians in creating lists of books they wish to order, creating the actual orders that are sent to book publishers or book suppliers and maintaining full audit trail of the funds used by the library to purchase the materials. Statistics of interest to the library regarding publisher or supplier performance are maintained and can be reported using the software's report system.

Serials

The Serials module is a comprehensive module for management of magazine and journal collections. The module contains a check-in-function, records the receipt of all magazine issues and maintains a list of items that have an


Systems Business Unit Value Added Reseller Agreement

                                                    Revision Date 22-JUNE 1995
exception status. It also records receipt of special issues. Statistics of interest to the library regarding performance are maintained and can be reported using the software's report systems.

Reports

Libraries, because of their funding structures, are required to produce numerous reports about their collections, usage and borrowers. The DRA System offers extensive standard reporting capabilities and, as an option, a Report Writer module for specialized reporting needs.

Journal Citation

The Journal Citation module allows users of the Public Access module to search for magazine articles and then determine if the library subscribes to the magazine or journal in which the articles are published. If so, the module then alerts the patron as to where the magazine or journal is located within the library. It is also possible for the user to place a photocopy request online.

Media Booking

Libraries frequently use a separate management system for handling 16mm films, audio-visual equipment and video-cassettes. Libraries also require the ability to place holds on material for a specific number of days, allow for inspection time before they are again ready for circulation and allow for shipment of materials between library facilities, when necessary. The Media Booking module performs these functions and also monitors the collection of fees for materials that pass through the booking process. Media Booking is a sub-module of Circulation but must be purchased separately.


4. The Market: (Profile your typical customer, the size of the market for your added value and services in your sales territories.)
DRA automates public, private, academic and research libraries worldwide.
DRA has an installed base of over 650 systems. Approximately 35 new customers are being added each year. The library automation industry is a $500 million industry which is growing 10% annually.

5. Sales & Strategy: (Discuss how the products will be sold and supported, how your company markets its products and your sales goals.)
DRA employs a direct field sales force to win new customers and the installed
base is managed by inside customer account managers.   DRA has a dedicated in-
house marketing department.  The goal is to grow sales 25% annually.

VI.  SIGNATURES

     A. VAR is authorized to purchase new Digital Products listed in this agreement from the Distributor below after approval by Digital.
     B. With respect to Digital products, VAR is authorized to purchase only approved Digital Products from Distributor.
     C. Distributor will no longer supply the VAR if the Distributor's contract with Digital expires or terminates, or if Distributor is no longer authorized to sell to VARs at that Distributor location, or if the Distributor's VAR's Authorization expires or is terminated.
     D. Digital will withdraw Distributor authorization to sell to the VAR if:
         1. VAR sells without adding value as specified in this plan and approved by Digital.
         2. VAR sells out side of the geographical area specified in PART II 5.A. of this application.
         3. VAR sells without providing adequate support as specified above.
         4. VAR sells to anyone other than end-user customers located in the VAR authorized geographical area.
     E. Any change in the nature of the VAR's locations, added value, or other business plans covered in this application must be communicated to and approved by Digital in writing.
     F. VAR is subject to verification and audit by the Distributor and Digital for compliance with terms of this agreement.

The Distributor's contract with the VAR include the written terms attached as the "Authorized VAR Certification" and "VAR's Software License Terms".

VAR
I certify that the information contained herein is true and accurate. If any changes occur, I will notify the Distributor in Writing.

/s/ Michael J. Mellinger                                     12/13/96
________________________________________________             ____________
Authorized Signature                                          Date

Michael J. Mellinger                                         President and CEO
Name                                                               Title

DISTRIBUTOR
The information provided in this application is accurate and constitute a fair representation on the proposed business.

/s/ Kerry Scott                                               12/18/96
________________________________________________             ____________
Authorized Signature                                          Date

Kerry Scott                                                  Sales and Ops
                                                                Manager
________________________________________________             ____________
Name                                                             Title

VAR Certification Number:HM71135A                 Effective Date: 1/13/97

DISTRIBUTOR AUTHORIZED VAR
BUSINESS PLAN SUPPLEMENT

(Note: Supplement is subject to change. Unless otherwise noted, all values are net $ (US). Contact your Distributor for the most current revision.)

Minimum Annual Volume of Eligible Products:  $100,000

Eligible Programs:
  (All Programs subject to more specific terms included in the Program Guide.)

  Demonstration / Development Systems     See Program Guidelines from your
                                          Distributor
  Authorized Logo                         Encouraged to use subject to Logo
                                          Guidelines


Warranty Commencement:  DIGITAL's warranties commence on the date of delivery to the end-user, or upon installation by DIGITAL if such installation was requested with the original order. If DIGITAL is delayed from installing due to circumstances outside the control of DIGITAL, warranty will commence thirty (30) days from the date of delivery to End-User regardless of the status of installation.


Eligible Product Categories: (System Business Unit Products including associated Software and Options)

                (OpenVMS)              (UNIX)                (Windows NT)

Application VAR

           AlphaServer 8200      AlphaServer 8200
            AlphaServer 2100      AlphaServer 2100          AlphaServer 2100
            AlphaServer 2000      AlphaServer 2000          AlphaServer 2000
            AlphaServer 1000      AlphaServer 1000          AlphaServer 1000
            AlphaServer 400       AlphaServer 400           AlphaServer 400
            AlphaStation 400      AlphaStation 400          AlphaStation 400
            AlphaStation 250      AlphaStation 250          AlphaStation 250
            AlphaStation 200      AlphaStation 200          AlphaStation 200
            VAX4000               DEC 4000
            VAXServer Products    DEC 3000

Solutions Integrator VAR

            AlphaServer 2100      AlphaServer 2100          AlphaServer 2100
            AlphaServer 2000      AlphaServer 2000          AlphaServer 2000
            AlphaServer 1000      AlphaServer 1000          AlphaServer 1000
            AlphaServer 400       AlphaServer 400           AlphaServer 400
            AlphaStation 400      AlphaStation 400          AlphaStation 400
            AlphaStation 250      AlphaStation 250          AlphaStation 250
            AlphaStation 200      AlphaStation 200          AlphaStation 200
            VAX4000               DEC 4000
            VAXServer Products    DEC 3000

Network VAR
            (OpenVMS Products     AlphaServer 2000          AlphaServer 2000
            by exception only)    AlphaServer 1000          AlphaServer 1000
                                  AlphaServer 400           AlphaServer 400
                                  AlphaStation 400          AlphaStation 400
                                  AlphaStation 250          AlphaStation 250
                                  AlphaStation 200          AlphaStation 200

Software VAR
            N/A *                 N/A *                     N/A *

 (* Software VAR remarkets DIGITAL Software and does not remarket DIGITAL hardware. Software VAR may install Software on non-DIGITAL platforms.)

Product Exclusions, if applicable:
  (Although included by reference above, VAR is not approved for these individual Products)
             _________________    ____________________      __________________
             _________________    ____________________      __________________

Products available on an exception basis:
(Each opportunity for these products must be submitted through your Distributor for approval)

            (OpenVMS)             (UNIX)                    (Windows NT)
            VAX 10000             DEC 10000
            VAX 9000              DEC 7000
            VAX 85xx - 89xx       DEC 7000 Model 700 AXP
            VAX 7000              AlphaServer 8400
            VAX 6000
            AlphaServer 8400

DIGITAL EQUIPMENT CORPORATION
DISTRIBUTOR AUTHORIZED VALUE ADDED RESELLER CERTIFICATION

DISTRIBUTOR NAME:  Hall-Mark Computer Products
VAR NAME:          Data Research Associates, Inc.

This certification is intended by the Distributor and VAR named above as an addition and amendment to any other terms and conditions of sales to which they may mutually agree with regard to Distributor sale and VAR purchase of products supplied by DIGITAL. This agreement shall not be effective until DIGITAL approves Distributor's sale of these products to the VAR, and, DIGITAL will be regarded as a third party beneficiary of the agreements and commitments made herein. Subject to such approval, and for good and valuable consideration, including Distributor willingness to sell these products to VAR, VAR certifies and agrees as follows:

1.  Added-Value:

A. Each product purchased from Distributor for resale by VAR will be incorporated into a complete system, marketed as such and sold only with substantial added value to the system in one of the following ways:

       1. Application VAR
          Through addition of a substantial amount of software and/or hardware that the VAR manufactures, develops, or acquires. Added-value in this form must represent a significant functional enhancement to Digital products included in the system. If the added-value consists primarily of the software, it must solve a major application need of the end-user.

       2. Solutions Integrator/Network VAR/Software VAR
          Through integration of DIGITAL products into a complete system providing a total solution to customers in a specific market recognized and agreed to by DIGITAL, where sale of the system depends on VAR specialized knowledge of those customers and their needs and successful use of the system requires ongoing support from the VAR for their distinctive applications.


    B. If certified, the VAR agrees to the following points around its sales activity:

       1. VAR will only advertise, promote or sell DIGITAL products within the authorized locations described in the application/business plan and agreed to by DIGITAL.

       2. VAR will sell DIGITAL products only to end-user customers located in VAR authorized locations in the U.S.

       3. VAR will not sell DIGITAL products without the added-value described in the Application/ Business Plan and agreed to by DIGITAL.

       4. VAR's Added Value shall comprise a substantial portion of the sale to its customers and shall be marketed and sold in accordance with the Application/Business Plan.

       5. VAR shall provide resources and training necessary for VAR to maintain compliance with DIGITAL's applicable VAR Accreditation Guidelines found in the Systems Business Unit Business Guide (Business Guide).

2.  Relationships

    A. Distributor and VAR are independent contractors engaged in purchasing DIGITAL products for resale to their respective customers. Neither Distributor nor VAR is an agent or legal representative of DIGITAL for any purpose, and neither has any authority to act for, bind or commit DIGITAL.

    B. Neither Distributor nor VAR has any authority to make commitments on behalf of DIGITAL with respect to quantities, delivery, modifications, interfacing capability, suitability of software or suitability in specific applications.

    C. When selling DIGITAL products, VAR will provide customers with a written invoice stating the customer's name and address, the date of purchase and serial numbers, if any, of the DIGITAL products. VAR will retain such records, or their equivalents, for at least a two year period to enable VAR to notify customers of product safety information, corrections for operational problems and the like.

    D. VAR will not represent itself in any way that implies VAR is an agent or branch of DIGITAL. VAR will immediately change or discontinue any representation or business practice found to be misleading or deceptive by Distributor or DIGITAL.

    E. For the term of this Certification, VAR will be authorized to purchase DIGITAL products from the Distributor with which VAR applies.

    F. The term of this Certification is 12 months from the date of approval by DIGITAL. Either party may terminate this Agreement or any part of this Agreement, e.g. participating location(s) or eligible product(s) if the other fails to perform any material obligation under this Agreement and such condition is not remedied within thirty (30) days after notice. DIGITAL reserves the right to modify and/or replace this Agreement at DIGITAL's discretion by giving thirty (30) days notice of such change to the VAR.

    G. DIGITAL may, from time to time, give VAR written notice of amendments to this Certification. Any such amendment will automatically become a part of this Certification 30 days from the date of the notice, unless otherwise specified in the notice.

    H. DIGITAL authorizes and encourages the VAR to use the appropriate DIGITAL Relationship logo in accordance with the DIGITAL Relationship Logo Usage Guide. VAR agrees they have received and reviewed the Logo Usage Guide.

3.  VAR Obligations

A. At DIGITAL's discretion, and upon reasonable notice to VAR, DIGITAL or DIGITAL's designate will at DIGITAL's expense be given on-site access to VAR's records documenting DIGITAL product and service resales, inventory records, purchase orders, invoices and other similar documents to enable DIGITAL to verify and audit VAR's compliance with the terms of this Agreement. VAR shall retain such information for a period of at least two (2) years from the date of resale. VAR may request, at its expense, the use of an independent auditor for any such audit. DIGITAL agrees that any information provided to DIGITAL during the course of such audit is to be kept confidential, and shall only be used for purposes of verifying compliance with this Agreement, and in no event shall any such information be used to compete with VAR.

    B. DIGITAL Products are not specifically designed, manufactured or intended for sale as parts, components or assemblies for High Risk applications( such as the planning, construction, operation or use in any nuclear facility; Airspace management and products; and, Rail transportation). VAR agrees that DIGITAL is not liable in whole or in part for any claim or damages arising from such use. If VAR or any direct or indirect end-users use DIGITAL Products for these applications, VAR agrees to indemnify and hold DIGITAL harmless from any claims for loss, cost, damage, expense or liability arising out of or in connection with the use and performance of DIGITAL Products or services in such nuclear applications.

    C. The Following criteria applies to all VARs in order to obtain and maintain DIGITAL authorization to sell DIGITAL products:

       1. VAR must comply with all training requirements designated by DIGITAL on each product line the VAR carries.

       2. VAR must complete the VAR application for selling and supporting DIGITAL products.
                                   Page 80

    D. VAR will report End User Sales information to DIGITAL, or DISTRIBUTOR, in accordance with DIGITAL's Sales Reporting guidelines.

    E. The Agreement and any contract incorporating the terms of the Agreement shall be governed by and construed under the laws of Missouri, U.S.A. Any legal action brought by either party against the other relating to this Agreement shall only be brought in a state court of Missouri, or the U.S. Federal District Court in Missouri. Neither the 1980 United Nations Convention on Contracts for the International Sale of Goods nor the United Nations Convention on the Limitation Period in the International Sale of Goods shall apply to this Agreement or any transactions under this Agreement.

4.  Licensing and Warranty

    A. The use and remarketing of DIGITAL Software are governed by the terms of DIGITAL's VAR Software License Terms attached.

    B. 1. DIGITAL makes no warranty to the VAR. DIGITAL Products are warranted to the end-user as specified in DIGITAL's Price List or in the Warranty statement accompanying the Product. DIGITAL does not warrant documentation or Third Party products.

       2. NO OTHER WARRANTY EXPRESS OR IMPLIED, SHALL APPLY. DIGITAL SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO REPRESENTATION OR WARRANTY INCLUDING BUT NOT LIMITED TO STATEMENTS OF CAPACITY, SUITABILITY FOR USE OR PERFORMANCE WHETHER MADE BY DIGITAL EMPLOYEES OR VAR PERSONNEL SHALL BE CONSIDERED TO BE A WARRANTY BY DIGITAL, FOR ANY PURPOSE, OR GIVE RISE TO ANY LIABILITY OF DIGITAL WHATSOEVER.

       3. VAR has no authority to modify the warranty offered with DIGITAL products. VAR agrees to indemnify and hold DIGITAL harmless for all claims and related expenses incurred by DIGITAL during or after the Agreement as a result of: (a) VAR's failure to require agreement by its customer to DIGITAL's standard warranty, limitations and remedies, in Sections 4.B.1, 4. B.2. and 5; (b) any changes to such Warranty; and (c) any representations or commitments by VAR regarding Products which create liabilities or obligations beyond such Warranty.

5.  Limitations of Liability

A. DIGITAL shall defend, at DIGITAL's expense, any claim brought against VAR or its end-user customers alleging that any Product as acquired under this Agreement infringes a patent, copyright, or mask work right (the "Claim"). DIGITAL shall pay all costs and damages awarded or agreed to in settlement of the Claim, provided that VAR or its end-user customer furnishes DIGITAL with prompt written notice of the Claim, and that both VAR and its customer provide DIGITAL with reasonable assistance and sole authority to defend or settle the Claim. DIGITAL shall obtain for VAR or VAR's end user customer the right to continue using the Product, replace it or modify it so it becomes non-infringing. If such remedies are not reasonably available DIGITAL shall grant VAR a credit for the Product normally depreciated and accept its return. DIGITAL shall have no liability for any Claim resulting from the combination of the Product with other products which were neither supplied, nor combined, with the Product by DIGITAL.

    B. 1. EXCEPT AS PROVIDED IN A. ABOVE, 	DIGITAL SHALL BE LIABLE TO THE VAR
          FOR DIRECT DAMAGES UP TO THE GREATER OF ONE MILLION DOLLARS
          ($1,000,000 US) OR THE PURCHASE PRICE FOR THE PRODUCT, WHICH IS THE SUBJECT OF THE CLAIM. THE FOREGOING LIMITATION WILL NOT REDUCE DIGITAL'S OBLIGATIONS UNDER SECTION 5.A., PATENTS, COPYRIGHTS AND INTELLECTUAL PROPERTY, OR DIGITAL'S LIABILITY FOR PERSONAL INJURY.
          IN NO EVENT SHALL DIGITAL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES RESULTING FROM
          LOSS OF DATA, USE, OR PROFITS.  THESE LIMITATIONS WILL APPLY TO ANY
          FORM OF ACTION, WHETHER ARISING UNDER CONTRACT, STATUTE, TORT, OR OTHERWISE

    B. 2. Any action against DIGITAL must be brought within eighteen (18) months after the cause of action arises.

VAR:

By:/s/ Michael J. Mellinger                      Name:  Michael J. Mellinger
Title:  President and CEO                        Date:  12/13/96

Distributor:

By:  /s/Kerry Scott                              Name:  Kerry Scott
Title:  Sales Ops Mgr.                           Date:  12/18/96


DIGITAL Equipment Corporation Approval
DIGITAL hereby approves VAR as an Authorized VAR of DIGITAL Products through the Distributor listed above.

DIGITAL Equipment Corporation

By:  /s/Pam Bosley                               Name:  Pam Bosley
Title: Office of Partner Practice                Date:  1/13/97

VAR Certificate Number: HM71135A                 Effective Date: 1/13/97

DIGITAL EQUIPMENT CORPORATION
VAR
SOFTWARE LICENSE TERMS


A.  License Terms for VAR's Use and Remarketing
    SOFTWARE FOR VAR's OWN USE
      Software licenses provided for VAR's use are subject to the terms in Section B., DIGITAL Software License, below. For the purposes of this provision, CUSTOMER in Section B. means VAR.
    SUBLICENSING
      i. For purchases permitting the remarketing of Software, VAR may sublicense Software by obtaining its customer's agreement prior to delivery to:
         a. The terms in Section B, DIGITAL Software License, below; or
         b. The terms of a valid DIGITAL Business Agreement with customer; or
         c. VAR's own terms which are substantially similar to those in Section B., which DIGITAL may review and approve; or
         d. The terms listed on the back of the DIGITAL Product Authorization Key or License Certificate.
     ii. For shrink-wrap or third party licensed Software, the terms accompanying the Software.

B.  DIGITAL Software License
    VAR may use the following DIGITAL software license terms to obtain its customer's agreement.

DIGITAL EQUIPMENT CORPORATION
EXHIBIT 1

                          DIGITAL SOFTWARE LICENSE

CUSTOMER agrees that the following terms and conditions govern CUSTOMER's use of DIGITAL Equipment Corporation ("DIGITAL") software sublicensed to CUSTOMER by VAR.

A.  Grant of License
    A license for the current version of the Software is granted on order acceptance and not delivery. "Software" includes computer program(s) and any data bases or authorization keys. Software contains proprietary technology of DIGITAL or third parties. No ownership in or title to Software is transferred to CUSTOMER.

B.  License Rights and Limitations
    CUSTOMER may use Software subject to the use rights and limitations of the granted license type defined in the applicable Software License Description. Software is protected by copyright laws and international treaties. CUSTOMER may make backup or archival copies of Software and use Software on a backup processor temporarily in the event of a processor malfunction. Any full or partial copy of Software must include all copyright and other proprietary notices which appear on or in the Software. Authorization keys may be installed and enabled for use in only one license control utility. CUSTOMER may not modify or make inoperable authorization keys or license control utilities. CUSTOMER may not disclose or make available Software to any other party or permit others to use it except CUSTOMER's employees and agents who use it on CUSTOMER's behalf and who have agreed to these license terms. CUSTOMER may not transfer a license to another party except with DIGITAL's written permission. CUSTOMER may not reverse engineer, decompile, or disassemble the Software, except to the extent DIGITAL cannot prohibit such acts by law.

C.  Software License Description Document ("SLD")
    The following is a subset of DIGITAL's SLDs. Additional terms may be included in the Software Product Description (SPD) or user documentation accompanying the Software.
    A TRADITIONAL LICENSE for layered Software permits use of the software on one specified hardware/operating system at a time. The License Management Facility (LMF) "INCLUDE" option may be used to identify the single licensed system. "DIGITAL System Chart" details the permitted hardware systems.
    A CONCURRENT USE LICENSE permits a single execution or access of the Software at a time on one system or VAXcluster/VMScluster configuration at a time, and on a specified operating system.
    A PERSONAL USE LICENSE permits use by one assigned person on one system or VAXcluster/VMScluster configuration at a time, and on a specified operating system. 30-day minimum license assignments are required, unless for system management.
    An OPERATING SYSTEM BASE LICENSE permits batch, print, and file services as well as non-interactive display of information on a specified system. When both the Base and SMP Extensions to the Base are offered, the Base license is required for the system's first processor, and the SMP Extension for each additional processor.
    An UPDATE LICENSE extends the rights of the underlying license to a subsequent version.

D.  Additional Terms
    CUSTOMER shall maintain adequate records matching the use of Software to license grants and shall make the records available to DIGITAL or the third party developer or owner of the Software on reasonable notice. The owner or developer of Third Party Software may enforce these license terms. All shrink wrap Software, and all third party Software licensed directly by a third party, is subject only to the license terms provided with the Software. DIGITAL may terminate any license granted hereunder if CUSTOMER breaches any license term. Upon termination CUSTOMER shall destroy all copies of Software. Copies of documents referred to in these license terms are available from DIGITAL or CUSTOMER's Supplier upon request.

US. GOVERNMENT CUSTOMERS
    Software and associated documentation is provided to the U.S. Government with "Restricted Rights." Use, duplication, or disclosure by the U.S. Government is subject to the restrictions set forth in subparagraph (c)
    (1) (ii) of DFARS 252.227-7013, or FAR 52.227-19, or FAR 52.227-14 Alt.
    III, as applicable. All other technical data, including manuals or instructional materials, are provided with "Limited Rights" as defined in DFAR 252.227-7013 (a) (15), or FAR 52.227-14 (a) and in Alternative II
    (JUN 1987) of that clause, as applicable.